UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                         SEPTEMBER 30,    DECEMBER 31,
                                                                             2004            2003
                                                                         -------------    ------------
                                                                         (UNAUDITED)
                                      ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                           $  1,310         $  1,535
      Accounts receivable, net of allowance for doubtful accounts
          of $835 and $598, respectively                                    29,713           21,821
      Other receivables                                                        289              238
      Inventories, net of allowance for slow moving inventory                5,827            5,207
          of $225 and $290, respectively
      Prepaid expense                                                        1,020              605
      Deferred taxes                                                           396              396
                                                                          --------         --------
              Total current assets                                          38,555           29,802
                                                                          --------         --------

PROPERTY, PLANT AND EQUIPMENT, NET                                          10,271           10,624
                                                                          --------         --------

OTHER ASSETS
      Cash value of life insurance                                           2,527            2,468
      Goodwill                                                                 251              251
      Debt issuance costs                                                      942            1,222
      Related party receivables                                                 55              173
      Other                                                                    513              254
                                                                          --------         --------
              Total other assets                                             4,288            4,368
                                                                          --------         --------
                                                                          $ 53,114         $ 44,794
                                                                          ========         ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                                    $ 10,178         $  7,381
      Accrued expenses:
          Fuel taxes and fees                                                  835            1,210
          Income taxes payable                                                 112              102
          Other                                                                506              374
      Notes payable (notes C and I)                                             --           31,198
      Current maturities of long-term debt (notes C and I)                   1,202              834
      Current portion of capital lease obligation                               90              162
                                                                          --------         --------
              Total current liabilities                                     12,923           41,261

OTHER LIABILITIES
      Long-term debt, less current maturities (notes C and I)               35,391            1,004
      Capital lease obligation, less current portion                            --               54
      Deferred income taxes                                                    815              697
                                                                          --------         --------
              Total liabilities                                             49,129           43,016
                                                                          --------         --------

COMMITMENTS AND CONTINGENCIES (NOTE D)

STOCKHOLDERS' EQUITY (NOTE E)
      Preferred stock- par value $.001 per share, 2,000,000 shares               1               --
         authorized; 1,000,000 shares outstanding at
         September 30, 2004
      Common stock - no par value, 11,000,000 shares authorized,               120                1
         8,650,000 shares issued, 8,217,500 shares outstanding at
         September 30, 2004; par value $1 per share, 1,000 shares
         authorized, issued and outstanding at December 31, 2003
      Paid-in capital                                                        1,799               30
      Retained earnings                                                      2,168            1,747
      Less treasury stock - 450,000 shares at September 30, 2004              (103)              --
                                                                          --------         --------
              Total stockholders' equity                                     3,985            1,778
                                                                          --------         --------

                                                                          $ 53,114         $ 44,794
                                                                          ========         ========

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    ---------------------------
                                                      2004               2003
                                                    ---------         ---------
Revenues
       Sales                                        $ 126,472         $ 108,725
       Other                                            2,118             1,799
                                                    ---------         ---------
         Total revenues                               128,590           110,524

COST OF SALES                                         109,545            92,038
                                                    ---------         ---------

GROSS PROFIT                                           19,045            18,486

EXPENSES
       Operating                                        8,472             8,748
       General and administrative                       6,930             5,848
       Depreciation                                     1,012             1,208
                                                    ---------         ---------
         Total expenses                                16,414            15,804
                                                    ---------         ---------

OPERATING INCOME                                        2,631             2,682

OTHER INCOME (EXPENSE)
       Interest expense                                (1,420)           (1,504)
       Interest income                                    109               128
       Amortization                                      (453)             (581)
       Gain (loss) on disposal of assets                  (14)                3
       Other                                             (192)               --
                                                    ---------         ---------
         Total other income (expense)                  (1,970)           (1,954)
                                                    ---------         ---------

INCOME BEFORE INCOME TAXES                                661               728

INCOME TAX EXPENSE                                        240               277
                                                    ---------         ---------

NET INCOME                                          $     421         $     451
                                                    =========         =========

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                      -----------------------
                                                                       2004            2003
                                                                      -------         -------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities:
    Net income                                                        $   421         $   451
    Adjustments to reconcile net income to
      net cash provided by (used in) operating activities
         Depreciation                                                   1,012           1,208
         Amortization of debt issuance costs and other                    293             388
         Loss (gain) on disposal of assets                                 14              (3)
         Issuance of non-cash stock award                                 192              --
         Deferred income taxes                                            118             107
    Changes in operating assets and liabilities:
      Decrease (increase) in:
         Accounts receivable                                           (7,892)         (2,338)
         Other receivables                                                (51)            245
         Income tax refund receivable                                      --              (7)
         Inventories                                                     (620)          1,049
         Prepaid expenses                                                (415)           (274)
         Other assets                                                    (274)            (97)
         Related party receivables                                        118            (150)
      Increase (decrease) in:
         Accounts payable                                               2,797           1,097
         Accrued fuel taxes                                              (375)             80
         Accrued income taxes                                              10             163
         Accrued expenses                                                 132             (66)
                                                                      -------         -------
           Net cash provided by (used in) operating activities         (4,520)          1,853
                                                                      -------         -------

Cash flows from investing activities:
    Increase in cash surrender value                                      (59)            (67)
    Proceeds from sale of assets                                           44              19
    Capital expenditures                                                 (717)           (783)
                                                                      -------         -------
           Net cash provided by (used in) investing activities           (732)           (831)
                                                                      -------         -------

Cash flows from financing activities:
    Proceeds of notes payable                                           3,955           1,320
    Repayment of notes payable                                           (228)         (1,086)
    Proceeds from long-term debt                                           49             100
    Repayments of long-term debt                                          (59)            (72)
    Repayments of capital lease obligations                              (126)           (184)
    Debt issuance costs                                                  (158)           (981)
    Purchase of treasury stock                                           (206)             --
    Proceeds from issuance of capital stock                             1,800              --
                                                                      -------         -------
           Net cash provided by (used in) financing activites           5,027            (903)
                                                                      -------         -------

Net increase (decrease) in cash and cash equivalents                     (225)            119

Cash and cash equivalents at beginning of year                          1,535             638
                                                                      -------         -------

Cash and cash equivalents at end of period                            $ 1,310         $   757
                                                                      =======         =======

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE A - BASIS OF PRESENTATION

United Fuel & Energy Corporation (Company) was incorporated in Texas January 1, 1999. The Company, through its wholly owned subsidiaries Eddins-Walcher Company
(EWC) and Three D Oil of Kilgore, Inc. (TDO), markets refined petroleum products which include gasoline, diesel, oils, propane, greases, and other lubricants. Products are sold, including credit sales, through bulk plants, unattended self-serve stations located in West Texas, East Texas and Southeastern New Mexico. All significant intercompany balances and transactions have been eliminated.

The financial information included herein, except the balance sheet as of December 31, 2003, is unaudited. However, such information includes all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results of operations and financial condition for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for an entire year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. Accordingly, these interim financial statements should be read in conjunction with the audited financial statements as of December 31, 2003.

NOTE B - CONCENTRATION OF CREDIT RISK

Accounts receivable potentially subject the Company to concentrations of credit risk. The risk is limited due to the large number of customers comprising the customer base (approximately nine thousand) and their dispersion across agricultural, oilfield, and general commercial industries. At September 30, 2004, the Company had no significant concentrations of credit risk apart from customer operations occurring primarily in the geographical region of West Texas, East Texas and Southeastern New Mexico.

The Company maintains its cash balances at several financial institutions located in New Mexico and Texas, which at times may exceed federally insured limits. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

NOTE C - DEBT


Long-term debt consists of the following:
                                                  September 30,    December 31,
                                                      2004            2003
                                                  -------------    ------------
                                                     (000's)         (000's)

Revolving line of credit                             $30,161             --
Term loan payable to a bank                            3,320             --
Three D term loan payable to a bank                    1,444             --
Note payable to a supplier, due December 2008            911          1,071
Note payable to supplier, due October 2005               550            550
Other notes payable                                      207            217
                                                     -------        -------
                                                      36,593          1,838
Less current maturities                                1,202            834
                                                     -------        -------

                                                     $35,391          1,004
                                                     =======        =======

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE C - DEBT (CONTINUED)

The Company's revolving line of credit (Revolver), for up to $30,000,000, had an original maturity of September 30,2004. Subsequent to September 30, 2004, the Revolver was amended and, among other things, the maturity was extended through September 2007. The amended Revolver provides for borrowing of the lesser of a borrowing base, as defined, or $35,000,000, and is secured by accounts receivable, inventory, cash value of life insurance polices, rolling stock (with a combined carrying value of approximately $41,000,000) and a limited personal guarantee by a stockholder. Interest is payable monthly at prime plus 0.5% or libor plus 3.0%, at the Company's option, (4.84% at September 30, 2004). Monthly principal payments of $55,000 are required beginning February 1, 2005 through maturity.

The term loan payable to a bank had an original maturity of September 30,2004. Subsequent to September 30, 2004, a new $5,500,000 term loan agreement was entered into with another bank. The proceeds of the new term loan were used to payoff the previous $3,320,000 term loan with the balance applied to the Revolver. The new term loan matures November 1, 2009, and is payable in monthly principal installments of $65,500 plus interest at prime plus 1.5% (or 2.0% if certain net worth requirements are not met). The new term loan is secured by a first lien on certain assets of EWC, including but not limited to, equipment (excluding rolling stock), real estate, storage tanks (with a combined carrying value of approximately $8,500,000) and certain guaranties including the personal guarantee of the principal stockholder of the Company.

The Three D term loan payable to a bank, due October 2004, is secured by property, plant and equipment of TDO having a carrying value of approximately $1,700,000. Subsequent to September 30, 2004, the loan was amended and, among other things, the maturity was extended through October 10, 2009. The amended terms require monthly principal and interest payments of $13,947 with the balance due at maturity. The interest rate is prime plus 1%, with a minimum of 6%.

The note payable to a supplier, due December 2008, unsecured, was originally due December 2001, but effective January 1, 2002, was converted to a Business Development Fund Agreement (Fund). As part of the agreement, the Fund was increased to $1,500,000 and is to be repaid through December 2008 subject to incentives in the Fund. If the Company purchases certain annual quantities from the supplier, the Fund will be amortized each year and repayment will not be required.

The note payable to supplier, due October 2005, unsecured, is subject to an agreement, whereby, if the Company's monthly purchases from the supplier exceed a certain quantity, the agreement will be amortized monthly and repayment will not be required. The Company's monthly purchases did not meet the minimum purchase requirements during 2004.

The Company's revolving credit agreement, term loan payable to a bank and Three D term loan were classified as current notes payable at December 31, 2003. Subsequent to September 30, 2004, the Company completed a refinancing of these agreements, extending the maturity dates to September 30, 2007, November 1, 2009 and October 10, 2009, respectively, as indicated above. Based upon the completed refinancing, amounts due at September 30, 2004 are classified as long-term debt. Current maturities of long-term debt reflect payments to be made on the existing or new agreements through September 30, 2005.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE D - COMMITMENTS AND CONTINGENCIES

Environmental remediation-related expenses are a regular cost of operating the Company's business. At September 30, 2004, the Company continues cooperation and participation in several remediation efforts. Management believes the outcome of cleanup effort uncertainties are adequately addressed through the combination of State cleanup funds in which the Company participates and environmental liability insurance carried by the Company.

NOTE E - EQUITY TRANSACTIONS

In July 2004 the Company amended its Articles of Incorporation to change the par value of its common stock to no par value, to increase the number of shares of authorized common stock from 1,000 shares to 11,000,000 shares, to create a class of preferred stock, $.001 par value, and to authorize 2,000,000 shares of preferred stock. The Company also declared and paid a stock dividend which increased the number of issued common shares from 1,000 shares to 8,650,000 shares.

Preferred stock - In August 2004 the Company issued 1,000,000 shares of Preferred Stock, par value $.001 per share, for proceeds of $2,000,000, less $200,000 issue costs, pursuant to an exempt private offering to accredited investors (the "Offering"). The proceeds from the Offering may be used for working capital and general corporate purposes, including without limitation, for such acquisitions as the Company may consider from time to time. The proceeds from the Offering were initially used to reduce the balance on the Revolver.

Treasury stock - In July 2004, the Company acquired 865,000 shares (100 shares prior to the stock dividend) of common stock from its principal stockholder at a cost of $205,869.

Restricted Stock Agreement - In July 2004 the Company entered into a Restricted Stock Agreement with its President whereby he was issued 865,000 shares (100 shares prior to the stock dividend) of common stock of the Company, representing 10% of the outstanding common stock of the Company. The shares vest 50% at date of issuance, 25% in six months and the remaining 25% in one year. The value of the 50% vested portion, in the amount of $192,000, of this non-cash stock award has been included as other expense in 2004.

NOTE F - STOCK OPTIONS

In August 2004 the Company's stockholders and Board of Directors approved the 2004 Stock Option Plan (the Plan). The Plan provides for the grant of non-qualified stock options (i) to certain non-management employees with vesting over two years and no covenant not to compete, and (ii) to management and key employees with vesting over three years and containing a covenant not to compete. A total of 500,000 shares of common stock has been authorized and reserved for issuance under the Plan, subject to certain adjustments to reflect changes in the Company's capitalization. The Plan is to be administered by a committee appointed by the Board of Directors or in its discretion by the full Board of Directors. The committee, or the Board of Directors, has the sole authority to interpret the Plan, and to determine the persons to whom the options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of the options to be granted under the plan.

                UNITED FUEL & ENERGY CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE G - MERGER AGREEMENT

The Company entered into a merger agreement in August 2004 whereby it will merge into a wholly owned subsidiary of an existing public company (the "Public Shell"). The Company will be the surviving company in this reverse merger procedure and will be a reporting entity subject to the requirements of the Securities Act of 1934. The merger will become effective upon the completion and satisfaction or waiver of certain conditions in the merger agreement.

NOTE H - RECENTLY ANNOUNCED ACCOUNTING PRONOUNCEMENTS

In March 2003, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this Statement shall be effective for financial statements for fiscal year and interim periods ending on or subsequent to December 15, 2002.

In July 2003, the FASB issued SFAS No. 149, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 improves financial reporting of derivatives by requiring contracts with comparable characteristics be accounted for similarly. This Statement also incorporates clarifications of the definition of a derivative. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. Management will consider the impact of this Statement on its financial statements for future periods.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity such as common or preferred shares that are mandatorily redeemable-that embody an unconditional obligation requiring the issuer to redeem the shares by transferring its assets at a specified date or upon an event that is certain to occur. The provisions of this Statement shall be effective for the first fiscal period beginning after December 15, 2004.

Management does not believe these new standards will have a material impact on its consolidated financial statements.

NOTE I - SUBSEQUENT EVENTS

Subsequent to September 30, 2004, the Company entered into new or amended and extended certain loan agreements as disclosed in note C.